Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-107132, 333-107779, 333-130584, 333-148229 and 333-127126) and on Form S-8 (Nos. 333-140285, 333-125317, 333-33575, 333-33577, 333-44425, 333-53631, 333-68634, 333-80921, 333-92132, 333-109315, 333-109319 and 333-116136) of SLM Corporation of our report dated February 28, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
McLean, VA
March 2, 2009